                                   EXHIBIT 4.3

                         FORM OF ASSUMPTION STOCK OPTION
                        AGREEMENT BETWEEN THE REGISTRANT
                           AND THE EMPLOYEES LISTED ON
                               SCHEDULE A THERETO

                                   ASSUMPTION
                               OPTION CERTIFICATE
                          (NON-QUALIFIED STOCK OPTION)


         THIS IS TO CERTIFY that Aames Financial Corporation, a Delaware corporation (the "Company"), has issued to the employee named below (the "Employee") an Assumption Non-Qualified Stock Option (the "Option") to purchase shares of the Corporation's Common Stock, par value $0.001 per share (the "Shares"), as follows:


Name of Employee:          ____________

Address of Employee:       200 Baker Street
                           Costa Mesa, California  92626

Number of Shares:          ____________

Option Exercise Price:     ____________

Option Expiration Date:    ____________


         EXERCISE SCHEDULE: With respect to all Shares underlying the Option, the Option shall become exercisable ("vest") as follows:

         ------------

         SUMMARY OF OTHER TERMS: This Option is defined in the Assumption Stock Option Agreement (Non-Qualified Option) (the "Option Agreement") which is attached to this Option Certificate (the "Certificate") as Annex I. This Certificate summarizes certain of the provisions of the Option Agreement for your information, but is not complete. Your rights are governed by the Option Agreement, not by this Summary. The Company strongly suggests that you carefully review the full Option Agreement prior to signing this Certificate or exercising the Option.

         Among the terms of the Option Agreement are the following:

         TERMINATION OF EMPLOYMENT: While the Option terminates on the Option Expiration Date, it will terminate earlier if you cease to be employed by the Company. If your employment ends due to death or permanent disability, the Option terminates 12 months after the date of death or disability, and is exercisable during such 12-month period as to the portion of the Option which had vested prior to the date of death or disability. If your employment terminates "for cause," the Option terminates immediately. In all other cases, the Option terminates 90 days after the date of termination of employment, and is exercisable during such time period as to the portion of the Option which had vested prior to the date of termination of employment. See Section 5 of the attached Option Agreement.

         TRANSFER: The Option is personal to you, and cannot be sold, transferred, assigned or otherwise disposed of to any other person, except on your death. See Section 15(d) of the attached Option Agreement.

         EXERCISE: You can exercise the Option (once it is exercisable), in whole or in part, by delivering to the Company a Notice of Exercise identical to Exhibit "A" attached to the Option Agreement, accompanied by payment of the Exercise Price for the Shares to be purchased. The Company will then issue a certificate to you for the Shares you have purchased. You are under no obligation to exercise the Option. See Section 4 of the Option Agreement.

         ANTI-DILUTION PROVISIONS: The Option contains provisions which adjust your Option to reflect stock splits, stock dividends, mergers and other major corporate reorganizations which would change the nature of the Shares underlying your Option. See Section 7 of the Option Agreement.

         WITHHOLDING: The Company may require you to make any arrangements necessary to insure the proper withholding of any amount of tax, if any, required to be withheld by the Company as a result of the exercise of the Option. See Section 13 of the Option Agreement.

                                    AGREEMENT

         Aames Financial Corporation, a Delaware corporation (the "Company"), and the above-named person (the "Employee") each hereby agrees to be bound by all of the terms and conditions of the Assumption Stock Option Agreement (Non-Qualified Stock Option) which is attached hereto as Annex I and incorporated herein by this reference as if set forth in full in this document.

DATED: _________________

                                       AAMES FINANCIAL CORPORATION



                                       By:___________________________
                                       Its:__________________________


                                       EMPLOYEE: ____________


                                       ______________________________
                                      (Signature)




                                      _______________________________
                                      (Please print the name exactly as
                                      you wish it to appear on any
                                      stock certificates issued to you upon
                                      exercise of the Option)

                                     ANNEX I


                        ASSUMPTION STOCK OPTION AGREEMENT
                          (NON-QUALIFIED STOCK OPTION)


         This Assumption Stock Option Agreement (this "Option Agreement") is made and entered into on the execution date of the Option Certificate to which it is attached (the "Certificate"), by and between Aames Financial Corporation, a Delaware corporation (the "Company") and ____________ (the "Employee"), with reference to the following:

                                    RECITALS

         A. Pursuant to that certain Employment Agreement, dated ____________, (the "Employment Agreement") by and between One Stop Mortgage, Inc. ("One Stop") and Employee, Employee has been granted an option to purchase ____________ shares of One Stop Common Stock, no par value, at an exercise price of $____________ per share (the "Original Option").

         B. Pursuant to that certain Agreement and Plan of Reorganization, dated August 12, 1996, by and among the Company, One Stop and a wholly owned subsidiary of the Company, the Company has agreed to assume all of One Stop's obligations under the Original Option.

         C. The option issued to Employee pursuant to this Option Agreement is provided to Employee in substitution of the Original Option and in satisfaction of the obligation referenced in the immediately preceding recital.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Employee do agree as follows:

         1. ASSUMPTION OF OPTION. The Company, in full satisfaction of One Stop's obligations under the Original Option, hereby provides Employee with the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Option Agreement, to purchase all or any portion of the number of shares of Common Stock (the "Shares") set forth in the Certificate, at the Option exercise price set forth in the Certificate (the "Exercise Price").

         2. TERM OF OPTION. The Option shall terminate and expire on the Option Expiration Date set forth in the Certificate, unless sooner terminated as provided herein.

         3.       EXERCISE PERIOD.

                  (a) Subject to the provisions of Sections 3(b) and 5 of this Option Agreement, the Option shall become exercisable (in whole or in part) upon and after the dates set forth under the caption "Exercise Schedule" in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until the expiration or termination of the Option.

                  (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

         4. EXERCISE OF OPTION. There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:

                  (a) written notice of exercise in form and substance identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares"); and

                  (b) payment of the Exercise Price of the Purchased Shares, either in cash or by check.

                  Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Employee a stock certificate or stock certificates evidencing the Purchased Shares.

         5.       TERMINATION OF EMPLOYMENT.

                  (a) If Employee shall cease to be in the employ of One Stop, any present or future corporation which would be a "subsidiary corporation" ("Subsidiary") as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the "Code"), or any present or future corporation which would be a "parent corporation" as that term is defined in Section 424 of the Code ("Parent"), for any reason other than death or permanent disability or termination by the Company "for cause" (a "Terminating Event"), Employee shall have the right to exercise the Option at any time following such Terminating Event until the earlier to occur of (i) 90 days following the date of such Terminating Event and
(ii) the Expiration Date. The Option may be exercised following a Terminating Event only to the extent exercisable as of the date of the Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. The Company, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

                  (b) If, by reason of death or disability (a "Special Terminating Event"), Employee shall cease to be an officer, director, consultant or employee the Company or any Subsidiary or Parent, then Employee, Employee's executors or administrators or any person or persons acquiring the Option directly from Employee by bequest or inheritance, shall have the right to exercise the Option at any time following such Special Terminating Event until the earlier to occur of (i) 12 months following the date of such Special Terminating Event and (ii) the Expiration Date. The Option may be exercised following a Special Terminating Event only to the extent exercisable at the date of the Special Terminating Event. To the extent unexercised at the end of the period referred to above, the Option shall terminate. For purposes of this Option Agreement, "disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code. Employee shall not be considered permanently disabled unless he furnishes proof of such disability in such form and manner, and at such times, as the Administrator may from time to time require.

                  (c) If Employee shall be terminated "for cause" by One Stop, the Company, or any Subsidiary or any Parent, the Option shall terminate as of the date of termination. For purposes of this Option Agreement, "for cause" shall be defined in the same manner as set forth in the Employment Agreement.

                  (d) Nothing in the Certificate or this Option Agreement shall confer upon Employee any right to continue in the service and/or employ of One Stop, the Company, any other Subsidiary or any Parent or shall affect the right of the Company, any Subsidiary or any Parent to terminate the relationship or employment of Employee, with or without cause.

         6. RESTRICTIONS ON PURCHASED SHARES. None of the Purchased Shares shall be transferred (with or without consideration), sold, offered for sale, assigned, pledged, hypothecated or otherwise disposed of (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

                  (a) the Purchased Shares are Transferred pursuant to and in conformity with (i) (x) an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), or (y) an exemption from registration under the Act, and (ii) the securities laws of any state of the United States; and

                  (b) Employee has, prior to the Transfer of such Purchased Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Act as then in effect, and the Rules and Regulations of the Commission thereunder, and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

                  Any attempted Transfer which is not in full compliance with this Section 6 shall be null and void ab initio, and of no force or effect.


         7. ADJUSTMENTS UPON RECAPITALIZATION. Subject to any required action by the stockholders of the Company:

                  (a) If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  (b) When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment.

                  (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, and its determination shall be final, binding and conclusive.

                  (d) The provisions of this Section 7 are intended to be exclusive, and Employee shall have no other rights upon the occurrence of any of the events described in this Section 7.

                  (e) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         8. INVESTMENT INTENT. Employee represents and agrees that if Employee exercises the Option in whole or in part and if at the time of such exercise the Purchased Shares have not been registered under the Act, Employee will acquire the Shares upon such exercise for the purpose of investment and not with a view to the distribution of such Shares, and that upon each exercise of the Option he or she will furnish to the Company a written statement to such effect.

         9. LEGEND ON STOCK CERTIFICATES. Employee agrees that all certificates representing the Purchased Shares will be subject to such stock transfer orders and other restrictions (if any) as the Company may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

         10. NO RIGHTS AS STOCKHOLDER. Employee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Employee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Section 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         11. WAIVER OF RIGHTS TO PURCHASE STOCK. By signing this Option Agreement, Employee acknowledges and agrees that none of One Stop, the Company nor any other person or entity is under any obligation to sell or transfer to Employee any option or equity security of One Stop or the Company. By signing this Option Agreement, Employee further acknowledges that all promises, whether written or oral, made by One Stop or the Company regarding the grant of options to purchase shares of the Common Stock of, or other securities of, One Stop or the Company and all grants of such options are superseded and satisfied by this Option Agreement. By signing this Option Agreement, Employee specifically waives all rights which Employee may have had prior to the date of this Option Agreement to receive any option or equity security of One Stop or the Company.

         12. MODIFICATION. The Administrator may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

         13. WITHHOLDING. The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Employee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Employee agrees to take such other action required by the Company to satisfy such withholding requirements.

         14. CHARACTER OF OPTION. The Option is not intended to qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

         15.      GENERAL PROVISIONS.

                  (a) FURTHER ASSURANCES. Employee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.

                  (b) NOTICES. All notices, requests, demands and other communications under this Option Agreement shall be in written and shall be given to the parties hereto as follows:

                           (i)      If to the Company, to:

                                    Aames Financial Corporation
                                    3731 Wilshire Boulevard
                                    Los Angeles, California 90010

                           (ii)     If to Employee, to the address set
                                    forth in the records of One Stop.

or at such other address or addresses as may have been furnished by such party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

                  (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

                  (d) OPTION NON-TRANSFERABLE. Employee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of Employee only by Employee or by Employee's guardian or legal representative in the case of a disability, and upon Employee's death only by Employee's Estate or by any person who acquired the Option by bequest or inheritance or by reason of the death of Employee.

                  (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                  (f) GOVERNING LAW. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

                  (g) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any fight pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

                  The Signature Page to this Option Agreement consists of the last page of the Certificate.

                                   Exhibit "A"

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)


TO:   Aames Financial Corporation

                  The undersigned, the holder of the enclosed Stock Option Agreement (Non-Qualified Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ___________ * shares of Common Stock of Aames Financial Corporation (the "Company"), and herewith encloses payment of $________________ in full payment of the purchase price of such shares being purchased.

Dated: ____________________



                                       -------------------------------
                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of the Option)

                                       -------------------------------
                                       (Please Print Name)

                                        -------------------------------
                                        (Address)

         * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.

                          SCHEDULE A

    OPTION GRANTS UNDER ASSUMPTION STOCK OPTION AGREEMENTS


Name of Optionee             Exercise Price         Number of Options         Expiration Date
----------------             --------------         -----------------         ---------------
Robert Anthony                   0.2949                   10,172                    9/14/05
Steven Baker                     0.2949                   10,172                    9/15/05
David Balk                       0.2950                    5,086                    9/14/05
Agnes Bantigue                   0.2948                    2,034                    9/15/05
Dwayne Barfell                   0.2949                   20,345                    9/15/05
David Blewett                    4.5642                   10,172                   11/20/05
Henry Brandt                     0.2949                   10,172                   10/19/05
James Carlson                    0.2949                   20,345                   10/09/05
Rick Carter                      0.2949                   15,259                    9/14/05
John Dempsey                     0.2949                    6,782                    9/15/05
Thanh-Nga Do                     0.2950                    2,543                    9/14/05
Christopher Dreitzler            4.5642                   10,172                   11/22/05
Rita Duckwitz                    0.2948                    2,034                    9/15/05
Kevin Helmick                    0.2949                   15,259                   10/27/05
Colleen Hutchinson               4.5642                   20,345                    2/09/06
Pamela Ingalls                   0.2950                    5,086                    9/15/05
Douglas Johnson                  0.2949                   15,259                    9/14/05
Ernie LaCasse                    4.5651                    2,543                    2/19/06
James Laliberte                  0.2950                    2,543                    9/15/05
Dana Lantry                      0.2949                   10,172                    9/14/05
Arte Libunao                     0.2950                    5,086                    9/15/05
Lucio Martino                    0.2949                   20,345                   10/10/05
Randy Morrisson                  0.2950                    5,086                    9/15/05
Laurel Neuber                    0.2950                    5,086                    9/15/05
Neil Notkin                      0.2949                   40,690                    9/15/05
Robert Rivernider                0.2949                   20,345                    9/15/05
Debra Shetland                   0.2950                    2,543                    9/15/05
Larry Siegel                     0.2949                   10,172                    9/15/05
Steven Tomaszewski              32.1295                    2,543                    5/30/06
Scott Warren                     0.2950                    2,543                    9/15/05
Peter Waterson                   4.5649                    5,086                   12/15/05
Matthew Woodle                   0.2949                   20,345                    9/15/05
Peter Woodworth                  0.2949                   40,690                    9/15/05
                                                          ------

       TOTAL                                             377,055